SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549





                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                            May 30, 1996
                          ----------------
                     Date of Report (Date of
                    Earliest Event Reported)

                       STERLING VISION, INC.
              ------------------------------------------
       (Exact name of Registrant as specified in its Charter)

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     New York                 1-14128             11-3096941
     --------                 -------             ----------
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


 (State or other            (Commission File       (IRS Employer
 jurisdiction of             Number)                Identification
 incorporation)                                     No.)


1500 Hempstead Turnpike                            11554
East Meadow, NY                                    -----
- ---------------------                            (Zip Code)
(Address of principal
executive offices)

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                          516/390-2100
                          ------------
       (Registrant's Telephone Number Including Area Code)

              10 Peninsula Blvd Lynbrook, NY  11563
              -------------------------------------
         (Former Address, if changed since last Report)


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Item 5.  Other Events
         ------------

     On May 24, 1996, Sterling Vision DKM, Inc. (the "Buyer"), a wholly-owned subsidiary of Sterling Vision, Inc. ("Sterling" or the "Registrant"), entered into a series of arrangements which resulted in its acquisition of substantially all of the assets of a retail optical chain consisting of company-operated and franchised stores located in approximately 13 states.

     On May 24, 1996, the Buyer and Norwest Investment Services, Inc. (the "Seller") entered into an Asset Purchase Agreement pursuant to which the Buyer agreed to purchase from the Seller, substantially all of the assets of Vision Centers of America, Ltd., D&K Optical, Inc., Monfried Corporation and Duling Finance Corporation (collectively, the "Company"), which assets (collectively, the "Assets") were subject to a lien in favor of the Seller. The Seller was entitled to exercise its rights as a secured creditor of the Company as a result of the Company's default with respect to its obligations to the Seller. The Assets acquired include: (i) all of the Company's inventory, furniture, fixtures and equipment located in the approximately 20 retail optical stores then being operated by the Company, in the Company's ophthalmic lens manufacturing facility and warehouses; and (ii) all of the Company's general intangibles (other than leases), including franchise agreements, promissory notes and accounts receivable related to approximately 75 retail optical stores then franchised by the Company. The Buyer purchased the Assets at a private foreclosure sale subject to certain liens, claims and encumbrances; however, Seller indemnified Buyer in an amount of up to $400,000 for certain specified liens, claims or encumbrances. The purchase price for the Assets was $4,150,000, which was paid by Buyer's delivery to Seller of a ninety (90) day direct pay letter of credit in favor of Seller. The purchase price was determined as a result of arms-length negotiations between the Buyer and the Seller based upon the estimated market value of the Assets acquired.

     In addition, on May 24, 1996, the Buyer initially entered into two Assignment and Assumption of Lease Agreements (one with respect to 11 Company store leases and one with respect to approximately 45 leases for stores subleased to franchisees), pursuant to which the Company, together with certain of its affiliates, agreed to assign to the Buyer all of their right, title and interest in and to each of the leases referred to therein, in exchange for Buyer's payment to such entities of the aggregate sum of $50,000 and the assumption of all of the obligations (including those then past due and owing to the respective landlords thereof) under such leases; provided, however, that the Buyer was given the right and option, to be exercised on or before July 24, 1996, to reject any one or more of such leases so assigned to the Buyer. In addition, the Buyer contemplates entering into one or more additional Assignment and Assumption of Lease Agreements with respect to certain additional stores

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(both Company operated and franchised) leased to the Company, although there can be no assurance that the Buyer will be able to secure such leases on favorable terms.

     In connection with the Asset Purchase Agreement, the Buyer also received an option to purchase the stock of the Company for $100. Such option expires on November 1, 1996 and is subject to, among other things, the Seller being the holder of a certain judgment (the "Judgment") against Dr. Larry H. Joel, the President of the Company. Additionally, the Buyer entered into a letter agreement providing for the assignment of the Judgment, without recourse, to the Buyer in exchange for, among other things, a release of any and all claims Dr. Joel, the Company and certain of its affiliates may have against the Seller. The Seller also agreed to release any and all claims against the Company or Dr. Joel subject to certain conditions.

     Additionally, the Buyer, subject to the approval of the members of Sterling's Independent Committee of the Board of Directors, agreed to enter into an oral consulting agreement with Dr. Joel, whereby the Company will pay Dr. Joel the sum of $25,000 per month in exchange for consulting services that Dr. Joel will render to the Company. Such consulting arrangement is on a month-to-month basis and each party has the right to terminate the agreement at any time.

     Dr. Joel is also a shareholder, officer and director of Fast Cast Corporation ("Fast Cast"), a company that sells equipment to produce ophthalmic lenses, which lenses are made from a patented liquid monomer which must also be purchased through Fast Cast. Certain members of the Cohen family (the principal shareholders of Sterling) own an approximately 16% interest in Fast Cast and Drs. Alan and Robert Cohen each serve as a director of Fast Cast. Additionally, as of April 1, 1996, Fast Cast supplied approximately $176,000 of molds and products to the Company's ophthalmic laboratory and two of its retail optical stores and Sterling had purchased, or committed to purchase, approximately $293,000 of Fast Cast equipment through third party finance companies. In addition, as of April 1, 1996, Fast Cast supplied approximately $244,000 of equipment and approximately $39,000 of molds and products to franchisees of Sterling.

     The closing of the transaction described herein took place on May 30, 1996.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

          Asset Purchase Agreement, Assignment and Assumption of Leases and related letter agreements, each dated May 24, 1996 by and between Norwest Investment Services, Inc. or the Company and Sterling Vision DKM, Inc.
Exhibit 2.1 listed below omits certain schedules and exhibits, which are referred to therein. The Registrant agrees to furnish a copy of any such omitted schedule or exhibit supplementally upon request from the Commission's Staff.


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                           SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   STERLING VISION, INC.



                                   By:/s/ Joseph Silver
                                      ----------------------
                                      Joseph Silver
                                      Executive Vice President
                                      and Secretary

Dated: June 12, 1996

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                        INDEX TO EXHIBITS


Exhibit
Number                   Description
- ------                   -----------


2. Asset Purchase Agreement, Assignment and Assumption of Leases and related letter agreements, each dated May 24, 1996 by and between Norwest Investment Services, Inc. or the Company and Sterling Vision DKM, Inc.